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               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549


                            FORM 8-A



        FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
             PURSUANT TO SECTION 12(b) OR (g) OF THE
                 SECURITIES EXCHANGE ACT OF 1934





                         Obie Media Corporation
        (Exact name of registrant as specified in its charter)



       Oregon                                       93-0966515
(State of incorporation                          (I.R.S. Employer
    or organization)                            Identification No.)




         1010 Obie Street
          Eugene, Oregon                                  97402
(Address of principal executive offices)               (Zip Code)







Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class           Name of each exchange on which
     to be so registered           each class is to be registered

     None                          Not Applicable

Securities to be registered pursuant to Section 12(g) of the Act:

     Common Stock




                 Exhibit Index located on Page 3
Item 1.   Description of Registrant's Securities to be Registered

          Registrant's Common Stock is described under the caption "Description of Capital Stock" in the Prospectus included in the Registration Statement on Form SB-2 filed with the Securities and Exchange Commission on October 3, 1996, and such description is incorporated herein by reference. Such description will be included in the form of prospectus to be filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and the description to be included therein is deemed to be incorporated herein by this reference.

Item 2.   Exhibits

          (1)  Registrant's Restated Articles of Incorporation
          (2)  Registrant's Restated Bylaws

                            SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                   Obie Media Corporation



Dated:  October 23, 1996      By:/s/ Brian B. Obie
                                 Brian B. Obie, President and
                                 Chief Executive Officer
                          EXHIBIT INDEX



Exhibit                                                Page No.

(1)       Registrant's Restated Articles of               *
          Incorporation
(2)       Registrant's Restated Bylaws                    *












* Incorporated by reference to Exhibits 3.1 and 3.2 of Registrant's Registration Statement on Form SB-2 filed with the Securities and Exchange Commission on October 3, 1996.


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